UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2006

IMAGE INNOVATIONS HOLDINGS INC.
(Exact name of small Business Issuer as specified in its charter)

NEVADA	0-50119	91-1898414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Snow Becker Krauss P.C., 605 Third Avenue, New York, New York	10158
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (845) 494-5049

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 9, 2006, Arthur Gononsky, the Chairman of the Board of Directors of the Registrant and a member of the Audit Committee, resigned from the Board of Directors and the Audit Committee. The circumstances stated by Mr. Gononsky as reasons for his resignation are set forth in his letter of resignation, which is incorporated by reference herein and annexed hereto as Exhibit 17.1. The Registrant believes that certain assertions and conclusions made by Mr. Gononsky are factually incorrect.

On April 10, 2006, James Armenakis resigned from the Board of Directors of the Registrant. The circumstances stated by Mr. Armenakis as reasons for his resignation are set forth in his letter of resignation, which is incorporated by reference herein and annexed hereto as Exhibit 17.2. The Registrant believes that certain assertions and conclusions made by Mr. Armenakis are factually incorrect.

The Registrant intends to vigorously pursue any and all remedies at law or in equity against the two aforementioned directors in connection with any misconduct that any such director is demonstrated to have taken.

Item 8.01.	Other Events.

On April 6, 2006, the Registrant’s Chief Executive Officer met with members of the Enforcement Division of the Securities and Exchange Commission to discuss the nature of the forensic accounting investigation (previously disclosed) and the facts underlying the same. The Registrant has agreed to cooperate with the Enforcement Division with respect to this matter.

On April 10, 2006, the Registrant terminated the former Chief Executive Officer of Image Sports & Entertainment, Inc., a wholly-owned subsidiary of the Registrant (“ISE”), from his employment with ISE and the Registrant.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	17.1	Resignation Letter from Arthur Gononsky dated April 9, 2006.
	17.2	Resignation Letter from James Armenakis dated April 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE INNOVATIONS HOLDINGS INC. (Registrant)

Date: April 12, 2006	By:	/s/ Michael Preston
Michael Preston Chief Executive Officer